Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On August 22, 2011, Onyx Service & Solutions, Inc. (“ONYX” or “the Company”) purchased 100% of the issued and outstanding stock of Southern Geo Power Corporation (“SGPC”) in return for the issuance of 11,000,000 shares of ONYX common stock and the assumption of certain debts with a principal balance of $400,000.

The pro forma condensed consolidated financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations or financial position of the Company.

The Unaudited Pro Forma Consolidated Statement of Income and Unaudited Pro Forma Consolidated Balance Sheet are prepared to give the effect of the Company’s purchase of SGPC. The SGPC audited financial statements were prepared as of and for the year ended July 31, 2011 (its fiscal year end), and for the period from Inception (October 30, 2009) to July 31, 2010.  ONYX’s fiscal year isNovember 30.  Per Article 11 of Regulation S-X the Company has made certain adjustments herein to the financial results of SGPC in order for the Pro Forma financial statements presented herein to conform to the fiscal year end of ONYX.

The Pro Forma Consolidated Statements of Income have been prepared on the basis on the first 6 months of ONYX’s 2011 fiscal year, and ONYX’s 2010 fiscal year, which began December 1, 2010, and 2009, respectively.The Unaudited Pro Forma Consolidated Balance Sheets for the 6 months ended May 31, 2011, and for the fiscal year ended November 30, 2010, present the financial position of the Company as if the acquisition of SGPC occurred as of the end of the 2010 fiscal year. The acquisition has been accounted for using the purchase method in accordance with Accounting Standards Codification 805, Business Combinations.

This information should be read in conjunction the previously filed historical consolidated financial statements and accompanying notes contained in the Company’s Quarterly Report on Form 10-Q for the 6 months ended May 31, 2011, and the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2010 and other subsequent filings, and in conjunction with the historical financial statements and accompanying notes of SGPC included in this report on Form 8-K.

Onyx Service & Solutions, Inc.

Proforma Balance Sheet

As of May 31, 2011

(unaudited)

	Onyx Service & Solutions, Inc.	Southern Geo Power Corp. (1)		Adjustments	Proforma
ASSETS
Current Assets
Cash and cash equivalents	$14,239	$—		$—	$14,239
Accounts Receivable	1,225	—		—	1,225
Total Current Assets	15,464	—		—	15,464
Equipment, net	931	—		—	931
Goodwill	—	—	(2)	1,100	476,534
			(3)	475,434
TOTAL ASSETS	$16,395	$—		$476,534	$492,929

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued Expenses	$12,698	$—		$—	$12,698
Total Current Liabilities	12,698	—		—	12,698
Note payable, Net of Accrued Interest	18,381	475,434		—	493,815
TOTAL LIABILITIES	31,079	475,434		—	506,513

Stockholders' Equity
Common Stock	431	—	(2)	1,100	1,531
Additional Paid in Capital	78,428	90,200	(3)	(90,200)	78,428
Retained Deficit	(93,543)	(565,634)	(3)	565,634	(93,543)
Total Stockholders' Equity	(14,684)	(475,434)		476,534	(13,584)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$16,395	$—		$476,534	$492,929

(1)

The fiscal year end for SGPC is July 31.  The balance sheet information presented herein for SGPC has been adjusted to conform to the ONYX balance sheet information as of May 31, 2011.

(2)

Reflects the issuance of 11,000,000 shares of ONYX common stock at par value related to the acquisition of SGPC.

(3)

Reflects the elimination of SGPC equity accounts.

Onyx Service & Solutions, Inc.

Proforma Statement of Operations

For The Six Months Ended May 31, 2011

(unaudited)

	Onyx Service & Solutions, Inc.	Southern Geo Power Corp.	Adjustments	Proforma

Revenues	$11,099	$—	—	11,099
Cost of revenue	3,483	—	—	3,483
Gross Profit	7,616	—	—	7,616

Operating Expenses
General and administrative	45,070	36,133	—	81,203
Depreciation	428	—	—	428
Total operating expenses	45,498	36,133	—	81,631

Net Loss from Operations	(37,882)	(36,133)	—	(74,015)

Other Expense	(181)	(33,879)	—	(34,060)
Net Loss	$(38,063)	$(70,012)	$—	$(108,075)

Onyx Service & Solutions, Inc.

Proforma Balance Sheet

As of November 30, 2010

(unaudited)

	Onyx Service & Solutions, Inc.	Southern Geo Power Corp. (1)		Adjustments	Proforma
ASSETS
Current Assets
Cash and cash equivalents	$32,541	$133		$—	$32,674
Accounts Receivable	869	—		—	869
Total Current Assets	33,410	133		—	33,543
Equipment, net	1,359	—		—	1,359
Goodwill	—	—	(2)	1,100	442,522
			(3)	441,422
TOTAL ASSETS	$34,769	$133		$442,522	$477,424

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued Expenses	$11,389	$—		$—	$11,389
Total Current Liabilities	11,389	—		—	11,389
Note payable, Net of Accrued Interest	—	441,555		—	441,555
TOTAL LIABILITIES	11,389	441,555		—	452,944

Stockholders' Equity
Common Stock	431	—	(2)	1,100	1,531
Additional Paid in Capital	78,429	54,200	(3)	(54,200)	78,429
Retained Deficit	(55,480)	(495,622)	(3)	495,622	(55,480)
Total Stockholders' Equity	23,380	(441,422)		442,522	(24,480)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$34,769	$133		$442,522	$477,424

(1)

The fiscal year end for SGPC is July 31.  The balance sheet information presented herein for SGPC has been adjusted to conform to the November 30 fiscal year end of ONYX.

(2)

Reflects the issuance of 11,000,000 shares of ONYX common stock at par value related to the acquisition of SGPC.

(3)

Reflects the elimination of SGPC equity accounts.

 Onyx Service & Solutions, Inc.

Proforma Statement of Operations

For Year Ended November 30, 2010

(unaudited)

	Onyx Service & Solutions, Inc.	Southern Geo Power Corp.	Adjustments	Proforma

Revenues	$23,401	$—	—	11,099
Cost of revenue	4,437	—	—	3,483
Gross Profit	18,964	—	—	7,616

Operating Expenses
General and administrative	70,312	54,068	—	124,380
Legal and Professional Fees	—	100,000	—	100,000
Depreciation	1,693	—	—	1,693
Total operating expenses	72,005	154,068	—	226,073

Net Loss from Operations	(53,041)	(154,068)	—	(207,109)

Other Expense	(425)	(341,555)	—	(341,980)
Net Loss	$(53,466)	$(495,623)	$—	$(549,098)